UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2012

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 17, 2012, VIVUS, Inc. (the “Company”) entered into the Commercial Manufacturing and Packaging Agreement (the “Agreement”) with Catalent Pharma Solutions, LLC (“Catalent”) dated as of July 17, 2012 (the “Effective Date”) pursuant to which Catalent will manufacture and supply Qsymia™ (phentermine and topiramate extended-release) capsules CIV (the “Product”) for the Company.

Under the Agreement, the Company will purchase from Catalent the Product during the term of the Agreement for commercial use in the United States, Canada, the European Union and any other country that the Company and Catalent mutually agree to in writing.  The Agreement commenced on the Effective Date and will continue for four years following the date of the first commercial sale of the Product by the Company to any third party (the “Launch Date”), unless earlier terminated in accordance with the Agreement.  A contract year under the Agreement means each consecutive 12 month period beginning on the Launch Date or anniversary thereof, as applicable.  In the first two contract years under the Agreement, Catalent will be the exclusive supplier of the Product to the Company.  In the third and fourth contract years under the Agreement, Catalent will be a semi-exclusive supplier of the Product to the Company, subject to Catalent’s right to earn exclusivity based on certain performance criterion and the build out of a secondary manufacturing site in the European Union.  Notwithstanding the above, upon the occurrence of certain events described as an adverse supply event in the Agreement, the Company will have the right to source from an alternative supplier the quantity of the Product that is the subject of the adverse supply event, provided that for the first two years of the Company’s retention of such alternative supplier there shall be a specified cap on the amount of Product sourced from such alternative supplier.  Nothing in the Agreement shall limit the Company’s ability (i) to obtain Product for clinical use from one or more third parties or (ii) after a future date, to qualify one or more third parties for the processing or packaging of Product for commercial sale.

The Agreement may be terminated (i) immediately by either party if the other party files a petition in bankruptcy, enters into an agreement with its creditors or other similar action, (ii) immediately by either party if the other party materially breaches any of the provisions of the Agreement and such breach is not cured within the period outlined in the Agreement, and (iii) immediately by either party in the event that all applicable regulatory approvals have not been obtained to commence processing at the facilities as outlined in the Agreement.

The above description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  Portions of Exhibit 10.1 have been omitted pursuant to a request for confidential treatment.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1†	Commercial Manufacturing and Packaging Agreement by and between VIVUS, Inc. and Catalent Pharma Solutions, LLC dated as of July 17, 2012.

†  Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  July 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Commercial Manufacturing and Packaging Agreement by and between VIVUS, Inc. and Catalent Pharma Solutions, LLC dated as of July 17, 2012.

†  Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.